FORM NO. 148.                                                    Short
                                                                 Certificate



                                STATE OF NEW YORK

                              Insurance Department

                                JAMES P. CORCORAN
                           SUPERINTENDENT OF INSURANCE

It is hereby certified that the annexed copy of Declaration and Charter of SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, of New York, New York, as filed in this Department May 25, 1983,


has been compared with the original on file in this department and that it is a correct transcript therefrom and of the whole of said original.

 [Seal Omitted]

In Witness Whereof, I have hereunto set my hand, and affixed the official seal of this Department at the City of Albany, this 25th day of May 1983.


                                                  /s/ [Illegible]

                                                  Deputy Superintendent
                                                    of Insurance

                                   Declaration

      WE, THE UNDERSIGNED, do hereby declare our intent to form a stock insurance company under the provisions of the Insurance Law of the State of New York. Specifically, we seek on behalf of this insurance company -- the Sun Life Insurance and Annuity Company of New York - authority to do the kinds of insurance business defined in paragraphs one, two and three of Section 46 of said Insurance Law.

      Attached hereto and made a part hereof is the proposed Charter for Sun Life Insurance and Annuity Company of New York.


                                                  /s/ A. Carroll Bull
                                                  --------------------------
                                                      A. Carroll Bull

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ John M. Christian
                                                  --------------------------
                                                      John M. Christian

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ Celia R. Clark
                                                  --------------------------
                                                      Celia R. Clark

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                   /s/ Glenn S. Howarth
                                                   -------------------------
                                                       Glenn S. Howarth

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ William I. Kaplan
                                                  --------------------------
                                                      William I. Kaplan

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ Colleen P. Kelly
                                                  --------------------------
                                                      Colleen P. Kelly

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 184

                                                 /s/ Paul C. Meyer
                                                 --------------------------
                                                     Paul C. Meyer

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ Shaun F. Pacious
                                                  --------------------------
                                                      Shaun F. Pacious

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ Joseph A. Post
                                                  --------------------------
                                                      Joseph A. Post

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ David A. Schulz
                                                  --------------------------
                                                      David A. Schulz

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ David J. Simon
                                                  --------------------------
                                                      David J. Simon

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  /s/ James N. Rosen
                                                  --------------------------
                                                      James N. Rosen

Sworn to before me this
  16th day of March, 1983.

 /s/ JAMES P. RUTHERFURD
-------------------------------------
          Notary Public
       JAMES P. RUTHERFURD
  Notary Public, State of New York
          No. 31-4768881
    Qualified in New York County
  Commission Expires, March 30, 1984

                                                  I have read the foregoing
                                                  instruction and know the
                                                  contents thereof; the same is
                                                  true to my own knowledge
                                                  except as to matters stated to
                                                  be on information and belief,
                                                  and as to those matters I
                                                  believe them to be true.


                                                  /s/ Alastair Short
                                                  -----------------------------
                                                      R. Alastair Short
Sworn to before me this
[illegible] day of March, 1983.


/s/ James P. Rutherfurd
-------------------------------
       Notary Public
    JAMES P. RUTHERFURD

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

                                     Charter

                                    ARTICLE I

      The name of the Corporation shall be "Sun Life Insurance and Annuity Company of New York".

                                   ARTICLE II

      The principal office of the Corporation shall be located in the City, County and State of New York.

                                   ARTICLE III

      The Corporation is formed for the following purposes:

      (1) To transact the following kinds of insurance business as defined in Paragraphs 1, 2 and 3 of Section 46 of the Insurance Law of the State of New
York:

            1. "Life insurance", meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total or permanent disability of the insured; and optional modes of settlement of proceeds. Amounts paid to the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section two hundred twenty-seven.

            (2) "Annuities", meaning all agreements to make periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph one. Amounts paid to the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section two hundred twenty-seven.

            (3) "Accident and health insurance", meaning (a) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph (b) following; and (b) noncancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but not including insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

      (2) To do such other business as a stock life insurance company now is or hereafter may be permitted to do under the Insurance Law of the State of New York and for which the Corporation shall have the required capital and surplus.

                                   ARTICLE IV

      The amount of the capital shall be Two Million Dollars ($2,000,000) to consist of two thousand (2,000) shares of Capital Stock of the par value of One Thousand Dollars ($1,000) each.

                                    ARTICLE V

      The corporate powers shall be exercised by a Board of not less than thirteen nor more than fifteen Directors. In no case shall the number of Directors be less than thirteen.

                                   ARTICLE VI

      Section 1. The Directors shall be elected by the Stockholders, as prescribed by the laws of the State of New York or by by-laws not inconsistent with this charter or the laws of the State of New York. An election of Directors shall be held annually at the annual meeting of the Stockholders. The Stockholders by a majority vote at a meeting may remove any Directors with or without cause. Any Director may be removed by the Board of Directors for cause, at any time, or whenever such action is requested by the Superintendent of Insurance of the State of New York.

      Section 2. Whenever any vacancy or vacancies shall occur in the Board of Directors, a majority of the remaining members of the Board, at a meeting called for that purpose, or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned and each Director so elected shall serve until his or her successor is selected and is qualified. If, because of any vacancy or vacancies in the Board of Directors, the number of Directors shall be less than thirteen, the Corporation shall not for that reason be dissolved, but every Director shall continue to hold office and discharge his or her duties until his or her successor shall have been elected and qualified.

      Section 3. Vacancies in any office may be filled for the remainder of the term in which the same shall occur by a majority vote of the Board of Directors.

      Section 4. At all times, the majority of Directors shall be citizens and residents of the State of New York or of adjoining states and not less than three thereof shall be residents of the State of New York. No Director shall be less than eighteen years of age. The majority of Directors shall be neither officers nor salaried employees of the Corporation. Directors need not be Stockholders.

                                   ARTICLE VII

      Section 1. The Board of Directors may appoint from its own membership an Executive Committee of not less than five members which shall act for the Board of Directors between the meetings of said Board, during which time the Executive

Committee shall exercise all of the powers and duties of the Board of Directors except that it shall not have the power or authority to alter or amend the By-Laws, or to remove, or change the compensation of, any officer or director. The Executive Committee shall meet at stated times or on notice to all by any of its own members. It shall fix its own rules of procedure. A majority of the members shall constitute a quorum, and such quorum shall contain one or more members who are neither officers nor salaried employees of the Corporation. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at its next regular meeting.

      Section 2. In the event a vacancy occurs on the Executive Committee in the interim between meetings of the Board of Directors, the Chairman of the Board is authorized and empowered to appoint a member of the Board of Directors as a successor who shall serve until the next regular meeting of the Board of Directors at which time the Board of Directors shall fill the vacancy.

                                  ARTICLE VIII

      The names and post-office addresses of the Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected are:

         NAME                           RESIDENCE

         A. Carroll Bull                255 West 11th Street
                                        New York, New York 10014

         John M. Christian              311 East 50th Street, Apt. 12C
                                        New York, New York 10022

         Celia R. Clark                 22 Tudor Lane
                                        Yonkers, New York 10701

         Glenn S. Howarth               45 West 60th Street, Apt. 15C
                                        New York, New York 10023

         William I. Kaplan              48 Carmine Street, Apt. 1
                                        New York, New York 10014

         Colleen P. Kelly               87 Browning Road
                                        Short Hills, New Jersey 07078

         Paul C. Meyer                  50 Birchwood Lane
                                        Hartsdale, New York 10530

         Shaun F. Pacious               470 Halstead Avenue, Apt. 3J
                                        Harrison, New York 10528

         Joseph A. Post                 27 West 16th Street, Apt. 2C
                                        New York, New York 10011

         David A. Schulz                752 West End Avenue, Apt. 4D
                                        New York, New York 10025

         R.  Alastair Short             112 W. 76 Street, Apt. 4R
                                        New York, New York 10023

         David J. Simon                 403 East 87th Street, Apt. 2B
                                        New York, New York 10028

         James N. Rosen                 234 West 21st Street, Apt. 32
                                        New York, New York 10011

                                   ARTICLE IX

      Section 1. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and any other officer or officers as may be elected by the Board of Directors, as prescribed by by-laws not inconsistent with this Charter or the laws of the State of New York. Each officer shall be elected annually by the Board of Directors at its first regular meeting following the annual meeting of Stockholders and shall hold office for a period of one year or until his or her successor shall be elected and qualified.

      Section 2. In the event a vacancy occurs in the office of President, Secretary or Treasurer, the Board of Directors shall, at the earliest practicable date, elect a successor who shall hold office for the unexpired term of his or her predecessor. Any vacancy in any other office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      Section 3. Any officer may be removed at any time by the affirmative vote of not less than a majority of the entire Board of Directors.

      Section 4. Except for the offices of President and Secretary, any number of offices may be held by the same person.

      Section 5. The duties of the officers shall be those customarily pertaining to their respective offices or positions, elective or appointive, together with such other duties as may be prescribed by law or assigned by the Board of Directors.

                                    ARTICLE X

      Notwithstanding any other provision of this Charter, the Corporation may:

            (a) with respect to any separate account registered with the Securities and Exchange Commission as a unit investment trust, exercise voting rights in connection with any securities of a regulated investment company registered under the Investment Company Act of 1940 and held in such separate account in accordance with instructions from persons having interests in such account ratably as determined by the Corporation;

            (b) with respect to any separate account registered with the Securities and Exchange Commission as a management investment company, establish for such account a committee, board, or other body, the members of which may or may not be otherwise affiliated with the Corporation and may be elected to such membership by the vote of persons having interests in such account ratably as determined by the Corporation; such committee, board or other body, may have the power, exercisable alone or in conjunction with others, to manage such separate account and the investment of its assets and to make such other provisions in respect of any such separate account as may be deemed appropriate to facilitate compliance with any Federal or State Law now or hereafter in effect, subject, however, to any required approvals of regulatory agencies; and

            (c) to the extent that the Corporation deems it necessary or desirable in order to comply with any applicable regulatory requirements, provide for persons having an interest in any separate account other voting and special rights and procedures for the conduct of the business of such account, including, without limitation, rights and procedures relating to investment policies, investment advisory and management services, selection of certified public accountants and other matters affecting the administration of such separate account.

                                   ARTICLE XI

      Alterations, amendments or restatements of this Charter may be made upon the approval of a majority of the entire Board of Directors and upon the consent of the holders of two-thirds of the outstanding shares of the Corporation. No such alteration, amendment or restatement shall be effective, however, unless its adoption and consent have been made in compliance with applicable provisions of the New York Insurance Law.

                                   ARTICLE XII

      The duration of the corporate existence of the Corporation shall be perpetual.

                                             [LOGO]

                                        STATE OF NEW YORK
                                      INSURANCE DEPARTMENT

                                       AGENCY BUILDING ONE
                               THE GOVERNOR NELSON A. ROCKEFELLER
JAMES P. CORCORAN                       EMPIRE STATE PLAZA
 Superintendent of Insurance          ALBANY, NEW YORK 12257

                  THE PEOPLE OF THE STATE OF NEW YORK by JAMES P. CORCORAN,
            Superintendent of Insurance, pursuant to Section 48 of the Insurance Law, do hereby certify that

              SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

            having complied with the requirements of said Law to become a body corporate, is hereby declared to be incorporated.


            [Seal Omitted]                  IN WITNESS WHEREOF, I have hereunto
                                            set my hand and affixed the official
                                            seal of this Department at the City
                                            of Albany, New York, this 25th day
                                            of May, 1983.

                                                    JAMES P. CORCORAN
                                               Superintendent of Insurance

                                               By [Illegible]

                                              Deputy Superintendent

            [Stamp Omitted]

                                     BY-LAWS
                                       OF
              SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

                                    ARTICLE I

                            Meetings of Stockholders

      Section 1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of New York, as may be designated by the Charter or by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

      Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Charter, may be called at such date, time and place, either within or without the State of New York by the Chairman, the Vice Chairman, the President or the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

      Section 1.3 Notice of Meetings. Written notice of annual or special meetings stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 1.4 Adjournments. Any annual or special meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 1.5 Quorum. Except where otherwise provided by law or the Charter or these by-laws, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at each meeting of stockholders. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall be present.

      Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman, or in his or her absence by the Vice Chairman, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 1.7 Voting; Proxies; Vote Required by Action. Unless otherwise provided in the Charter, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote upon the matter in question for each share of stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it (1) states that it is irrevocable and (2) is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or the Charter or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by proxy at the meeting.

      Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to the taking of any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, such directors shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 1.10 Consent of Stockholders in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock.

                                   ARTICLE II

                               Board of Directors

      Section 2.1 Number; Qualifications. The Board of Directors shall consist of a minimum of thirteen and a maximum of fifteen members. At all times, the majority of directors shall be citizens and residents of the State of New York or of adjoining states and not less than three thereof shall be residents of the State of New York. No director shall be less than eighteen years of age. The majority of directors shall be neither officers nor salaried employees of the Corporation. Directors need not be stockholders.

      Section 2.2 Filing of Notice of Election of Directors. No election of directors shall be valid unless a copy of the Notice of Election of Directors shall have been filed in the office of the Superintendent of Insurance of the

State of New York at least ten days before the date of such election. Whenever any of the directors of the Corporation shall have resigned and successors shall have been elected pursuant to the provisions of these by-laws, such successors shall not take office nor exercise the duties of such office until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

      Section 2.3 Election; Resignation; Removal; Vacancies. The Board of Directors shall consist of the persons whose names are set forth in the Charter of the Corporation until the first annual meeting of stockholders or until successors or additional directors are duly elected and qualified. At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. The stockholders by a majority vote at a meeting may remove any director with or without cause. Any director may be removed by the Board of Directors for cause, at any time, or whenever such action is required by the Superintendent of Insurance of the State of New York. Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum or by a plurality of the votes cast at a meeting of stockholders. Each director so elected shall hold office until the next succeeding annual meeting of stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal.

      Section 2.4 Powers of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter of the Corporation or by these by-laws directed or required to be exercised or done by the stockholders, including, without limitation, the creation of one or more separate accounts and adoption of rules and regulations providing for the operation and management of any such separate account by a board, committee or other body selected and authorized by such rules and regulations and the provisions of the Charter of the Corporation.

      Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and such place within or without the State of New York as the Board of Directors may from time to time determine.

      Section 2.6 Special Meetings. Special meetings of the Board of
Directors may be called at such time and such place within or without the State of New York by the Chairman, the Vice Chairman, the President, by the Secretary or by one-third of the members of the Board of Directors. Reasonable notice of the meeting shall be given by the person or persons calling the meeting.

      Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. Except where otherwise provided by law, the Charter or these by-laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman, or in his or her absence by the Vice Chairman, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.9 Action Without a Meeting. Unless otherwise restricted by the Charter or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or all regular members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 2.10 Committees. The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of five or more of the directors of the Corporation. A majority of the members of any such committee shall constitute a quorum of such committee, provided that such quorum contains one or more directors who are neither officers nor salaried employees of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified regular member at any meeting of the committee. In the event a vacancy occurs in the membership of a committee between meetings of the Board of Directors, the Chairman is authorized and empowered to appoint a member of the Board of Directors as a successor member of the committee to serve until the next regular or special meeting of the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to change the compensation of any director or officer, amend the Charter of the Corporation, adopt any agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets or a dissolution of the Corporation or a revocation of dissolution or amend these by-laws declaring a dividend or other distribution or authorizing the issuance of stock.

      Section 2.11 Committee Rules. Except as these by-laws or the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

      Section 2.12 Compensation. The compensation of the members of the Board of Directors shall be authorized by the holders of a majority of the outstanding stock. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE III

                                    Officers

      Section 3.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President, a Secretary and a Treasurer and such other officers as it shall deem necessary. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Except for the offices of President and Secretary any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

      Section 3.2 Compensation. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors.

      Section 3.3 Chairman. The Board of Directors may choose a Chairman from among its members. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders and shall have and may exercise such other powers as the Board of Directors may prescribe from time to time.

      Section 3.4 Vice Chairman. The Board of Directors may choose a Vice Chairman from among its members. In the absence of the Chairman, the Vice Chairman shall preside at all meetings of the Board of Directors and of the stockholders and shall have and may exercise such other powers as the Board of Directors may prescribe from time to time.

      Section 3.5 President. In the absence of the Chairman and Vice
Chairman, the President shall preside at all meetings of the Board of Directors and of the stockholders and shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation. The President shall perform all duties incident to the office of president of a corporation and shall have and may exercise such other powers as the Board of Directors may prescribe from time to time.

      Section 3.6 Vice President. The Vice President or Vice Presidents, at the request of the President or in his or her absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may give any of them such further designation as it considers desirable and may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or the President.

      Section 3.7 Secretary. The Secretary shall record all proceedings of meetings of the stockholders and Board of Directors and any standing committees thereof in a book to be kept for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, shall be custodian of the records of the Corporation, and the corporate seal, and shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may be assigned by the Board of Directors or the President.

      Section 3.8 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall from time to time be selected by or under authority of the Board of Directors; if required by the Board of Directors, he or she shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine; he or she shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and in general he or she shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned by the Board of Directors or the President and as may be provided by laws.

      Section 3.9 Others Officers. The Board of Directors may from time to time appoint such other officers as it shall deem necessary and may delegate to them such powers and duties as it may deem desirable.

                                   ARTICLE IV

                                      Stock

      Section 4.1. Certificates; Facsimile Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President and the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

      Section 4.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 4.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and in accordance with all applicable provisions of law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 4.4 Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, whether or not the Corporation shall have either actual or constructive notice thereof.


                                    ARTICLE V

                                  Miscellaneous

      Section 5.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

      Section 5.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

      Section 5.3 Manner of Giving Notice. Whenever notice is required to be given to any director or stockholder under the provisions of the law, the Charter or these by-laws, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given when deposited in the United States mail. Notice may also be given by telephone or telegram.

      Section 5.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever any notice is required to be given under the provisions of the law, the Charter or these by-laws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice.

      Section 5.5 Telephonic Meetings Permitted. The board of Directors, or any committee designated by the Board, may meet by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

      Section 5.6 Indemnification of Directors, Officers and Employees. The Corporation may by action of the Board of Directors indemnify to the full extent and in the manner authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation.

      Section 5.7 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

      Section 5.8 Conflicts of Interest. No director, officer or employee of the Corporation shall receive, in addition to his or her fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Corporation or any affiliate or subsidiary thereof; nor shall he or she be pecuniarily interested, either as principal, co-principal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan.

      Section 5.9 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      Section 5.10 Amendment of By-Laws. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders at any meeting of the stockholders.

      Section 5.11 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting out of any funds legally available therefor. Cash dividends may be paid out of that part of the Corporation's available and accumulated surplus funds which was derived from realized net operating profits of its business and realized capital gains. A cash dividend otherwise lawful may be paid out of such earned surplus even though total surplus is at the time less than previously contributed or paid in surplus. Stock dividends may be paid out of any available surplus funds. No cash dividend shall be paid to stockholders unless a notice of the intention of the Board of Directors to declare such dividend and the amount thereof shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days in advance of such proposed declaration, nor if the Superintendent within thirty days after such filing gives written notice to the Corporation of his disapproval of such payment.

      Section 5.12 Execution of Instruments. Except as otherwise provided in these by-laws, all deeds, mortgages, bonds, contracts, policies, reports, documents and other instruments may be executed on behalf of the Corporation by the President or any Vice President or by any other officer or other person or persons authorized to act in such manner, whether by law, the Charter, these by-laws, or any general or special authorization of the Board of Directors. The corporate seal may be affixed and attested by the Secretary or other officer or person or persons authorized by the Board of Directors.

      Section 5.13 Facsimile Signatures. Any policy, insurance contract, annuity contract, contract of deposit, premium receipt, dividend notice or endorsement or amendment of any such instrument may be signed by means of an engraved, lithographed or otherwise mechanically produced facsimile of the signature of the President, Secretary or other person or persons as may be designated for this purpose by resolution of the Board of Directors, and the execution by the Corporation of any such instrument so signed shall be as valid and binding upon the Corporation as though manual signatures of the authorized officers had been used in the signing thereof. If any officer whose facsimile signature has been used as above provided has ceased to hold office prior to the delivery of the instrument, the instrument may nevertheless be issued and delivered by the Corporation and shall be valid and binding on the Corporation.

      Section 5.14 Disbursement of Funds. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 5.15 Voting Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman, the President, or any Vice President shall have the full power and authority to attend and act and vote at any meeting of stockholders of any Corporation in which the Corporation may hold stock, and the Chairman, the President, or any Vice President of the Corporation may execute proxies authorizing designated persons to vote shares of stock of other corporations standing in the name of the Corporation.